MONEY MANAGER AGREEMENT

                                      Effective Date:   May 1, 2000

                                      Termination Date: Two years
                                                        after Effective Date

                                      Fund and Account: Approximately 90% of the
                                                        GROWTH FUND


Chicago Equity Partners LLC
231 South LaSalle Street
Chicago, Illinois 60697

        Re:     Accessor Funds, Inc. Money Manager Agreement

Gentlemen:

        Accessor Funds, Inc., a Maryland corporation ("Accessor Funds"), is an open-end management investment company of the series type registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the rules and regulations promulgated thereunder.
Accessor Funds issues shares in separate diversified portfolios, each with a different investment objective and policies.

        Accessor Capital Management LP (formerly Bennington Capital Management L.P.), a Washington limited partnership (the "Manager") acts as the manager and administrator of Accessor Funds pursuant to the terms of a Management Agreement, and is an "investment adviser," as that term is defined in Section 2(a)(20) of the 1940 Act, to Accessor Funds. The Manager is responsible for the day-to-day management and administration of Accessor Funds and for the coordination of investments of each portfolio's assets; however, specific portfolio purchases and sales for each portfolio's investment portfolio, or a portion thereof, are to be made by the portfolio management organizations recommended and selected by the Manager, subject to the approval of the Board of Directors of Accessor Funds (the "Board").

        1. Appointment as a Money Manager. The Manager and Accessor Funds hereby appoint and employ Chicago Equity Partners LLC, a Delaware limited liability company (the "Money Manager"), as a discretionary money manager to Accessor Funds' Growth Fund, on the terms and conditions set forth herein. The Manager determines from time to time that portion of the assets of the Growth Fund that are to be assigned to the Money Manager (the "Account"). The Account and those assets of the Growth Fund managed by the Manager or another money manager as determined by the Manager are referred to as the "Fund".

        2. Acceptance of Appointment; Standard of Performance. The Money Manager accepts the appointment as a discretionary money manager and agrees to use its best professional judgment to make and implement investment decisions for the Fund with respect to the investments of the Account in accordance with the provisions of this Agreement.

        3. Fund Management Services of the Money Manager. The Money Manager is hereby employed and authorized to select portfolio securities for investment by the Fund, to determine to purchase and sell securities for the Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof and Exhibit A attached hereto and incorporated by this reference herein (as it may be amended in writing by the parties from time to time). In providing portfolio management services to the Account, the Money Manager shall be subject to such investment restrictions as are set forth in the 1940 Act and rules thereunder, the supervision and control of the Board, such specific instructions as the Board may adopt and communicate to the Money Manager, the investment objectives, policies and restrictions of the Fund furnished pursuant to paragraph 4, and instructions from the Manager; and the Money Manager shall maintain on behalf of Accessor Funds the records listed in Exhibit B attached hereto and incorporated by this reference herein (as it may be amended in writing by the parties from time to time). At Accessor Funds' or the Manager's reasonable request (as communicated by the Board or the officers of such entities), the Money Manager will consult with the officers of Accessor Funds or the Manager, as the case may be, with respect to any decision made by it with respect to the investments of the Account. The Manger shall facilitate the delivery to Money Manager on a day-to-day basis of all information that the Money Manager reasonably requests regarding the Fund to enable the Money Manager to meet its obligations under this Section of the Agreement.

        4. Investment Objectives, Policies and Restrictions. Accessor Funds shall provide the Money Manager with a statement of the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto as established by Accessor Funds, including those set forth in its Prospectus as amended from time to time. Accessor Funds retains the right, on reasonable prior written notice to the Money Manager from Accessor Funds or the Manager, to modify any such objectives, policies or restrictions in any manner at any time. The Money Manager shall have no duty to investigate any instructions received from Accessor Funds, the Manager, or both, and, absent manifest error, such instructions shall be presumed reasonable.

        5. Transaction Procedures. All transactions will be consummated by payment to or delivery by Accessor Funds' custodian (the "Custodian"), or such depositary or agents as may be designated by the Custodian, as custodian for Accessor Funds, of all cash and/or securities due to or from the Account, and the Money Manager shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Money Manager shall advise the Custodian in writing or by electronic transmission or facsimile of all investment orders for the Fund placed by it with broker/dealers at the time and in the manner and as set forth in Exhibit A hereto. Accessor Funds shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Money Manager. Accessor Funds shall be  responsible  for all  custodial  arrangements  and the  payment of all custodial charges and fees and, upon the Money Manager giving proper instructions to the Custodian, the Money Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

        6. Allocation of Brokerage. The Money Manager shall have authority and discretion to select broker/dealers to execute portfolio transactions initiated by the Money Manager, and for the selection of the markets on/in which the transaction will be executed.

                A. In doing so, the Money Manager's  primary  objective shall be to select a broker/dealer that can be expected to obtain the best net price and execution for Accessor Funds. However, this responsibility shall not be deemed to obligate the Money Manager to solicit competitive bids for each transaction; and the Money Manager shall have no obligation to seek the lowest available commission cost to Accessor Funds, so long as the Money Manager believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker/dealer can be expected to obtain the best price on a particular transaction and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available by the broker/dealer to the Money Manager viewed in terms of either that particular transaction or of the Money Manager's overall responsibilities with respect to its clients, including Accessor Funds, as to which the Money Manager exercises investment discretion, notwithstanding that Accessor Funds may not be the direct or exclusive beneficiary of any such services or that another broker/dealer may be willing to charge Accessor Funds a lower commission on the particular transaction.

                B. Accessor Funds shall retain the right to request that transactions involving the Account that give rise to brokerage commissions in an annual amount of up to 50% of the Money Manager's executed brokerage commissions, shall be executed by broker/dealers which provide brokerage or research services to Accessor Funds or its Manager, or as to which an ongoing relationship will be of value to Accessor Funds with respect to the Fund, which services and relationship may, but need not, be of direct benefit to the Fund so long as (i) the Money Manager believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker/dealer can be expected to obtain the best price on a particular transaction and (ii) Accessor Funds determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to Accessor Funds, or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such service or that another broker/dealer may be willing to charge Accessor Funds a lower commission on the particular transaction. The Money Manager may reject any request for directed brokerage that does not appear to it to be reasonable.

                C. Accessor Funds agrees that it will provide the Money Manager with a list of broker/dealers which are "affiliated persons" of Accessor Funds and its other money managers. Upon receipt of such list, the Money Manager agrees that it will not execute any portfolio transactions with a broker/dealer which is an "affiliated person" (as defined in the 1940
        Act) of Accessor Funds or of any money manager for Accessor Funds without the prior written approval of Accessor Funds.

                D. As  used  in   this  paragraph  6,  "brokerage  and  research
        services" shall be those services described in Section 28(e)(3) of the Securities Exchange Act of 1934, as amended.

        7. Proxies. Unless the Manager gives written instructions to the contrary, the Money Manager shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Account may be invested. The Money Manager shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

        8. Reports to the Money Manager. Accessor Funds and the Manager shall furnish or otherwise make available to the Money Manager such information relating to the business affairs of Accessor Funds, including periodic reports concerning the Fund, as the Money Manager at any time, or from time to time, may reasonably request in order to discharge its obligations hereunder.

        9. Fees for Services.

                A. The compensation of the Money Manager for its services under this Agreement shall be calculated and paid by Accessor Funds in accordance with Exhibit C attached hereto and incorporated by this reference herein. The Money Manager acknowledges that any such fee is payable solely out of assets of the Fund Account.

                B. The Money Manager acknowledges that the index against which the Money Manager's performance is based (the "benchmark index"), as set forth on Exhibit D, attached hereto and incorporated herein by reference as may be amended from time to time, may be changed by the Board, including a majority of the directors who are not parties to this Agreement (as defined in the 1940 Act) or interested persons of any such party, upon at least one quarter's prior notice. The Money Manager acknowledges that a change in the benchmark index may alter the subsequent return of the index measure, but performance prior to the change in the benchmark index will continue to be based on the former benchmark index.

        10. Other Investment Activities of the Money Manager. Accessor Funds acknowledges that the Money Manager, or one or more of its affiliates, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities (the "Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, Accessor Funds agrees that the Money Manager and its affiliates may give advice, exercise investment responsibility and take other action with respect to the Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Account, provided that the Money Manager acts in good faith, and provided further that it is the Money Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. Accessor Funds acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Account may have an interest from time to time, whether in transactions which may involve the Account or otherwise. The Money Manager shall have no obligation to acquire for the Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Account or otherwise.

        11. Certificate of Authority. Each of Accessor Funds, the Manager and the Money Manager shall furnish to the others from time to time certified copies of the resolutions of its Board of Directors, Board of Trustees, Managing Partner or executive committee, as the case may be, evidencing the authority of its officers and employees who are authorized to act on behalf of it.

        12. Limitation of Liability. The Money Manager shall not be liable for, and shall be indemnified by Accessor Funds for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from Accessor Funds or the Manager; provided, however, that such acts or omissions shall not have resulted from the Money Manager's willful misfeasance, bad faith or gross negligence, violation of applicable law, or reckless disregard of its duty or of its obligations hereunder. The rights and obligations that are provided for in this Paragraph 12 shall survive the cancellation, expiration or termination of this Agreement.

        13. Confidentiality. Subject to the right of each money manager and Accessor Funds to comply with applicable law, including any demand or request of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of each money manager, the Manager and Accessor Funds in respect thereof, other than any such information which is or hereafter becomes ascertainable from public or published information or trade sources. The rights and obligations that are provided for in this Paragraph 13 shall survive the cancellation, expiration or termination of this Agreement.

        14. Use of the Money Manager's Name. Accessor Funds and the Manager agree to furnish the Money Manager at its principal office prior to use thereof copies of all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of Accessor Funds or the public that refer in any way to the Money Manager, and not to use such material if the Money Manager reasonably objects in writing within three business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, Accessor Funds and the Manager will continue to furnish to the Money Manager copies of any of the above-mentioned materials that refer in any way to the Money Manager, and will not use such material if the Money Manager reasonably objects in writing within three business days (or such other time as may be mutually agreed) after receipt thereof.

        15. Assignment. No assignment, as that term is defined in Section 2(a)(4) of the 1940 Act, of this Agreement shall be made by the Money Manager, and this Agreement shall terminate automatically in the event that it is assigned. The Money Manager shall notify the Manager and Accessor Funds in writing sufficiently in advance of any proposed change of control, as defined in
Section 2(a)(9) of the 1940 Act, to enable the Manager and Accessor Funds to consider whether an assignment, as that term is defined in Section 2(a)(4) of the 1940 Act, will occur, and to take the steps necessary to enter into a new money manager agreement with the Money Manager.

        16. Representations, Warranties and Agreements of the Investment Company Accessor Funds represents, warrants and agrees that:

                A. The Money Manager has been duly appointed by the Board to provide investment services to the Account as contemplated hereby.

                B. Accessor Funds will deliver to the Money Manager a true and complete copy of its current prospectus as effective from time to time, such other documents or instruments governing the investments of Fund, and such other information as is necessary for the Money Manager to carry out its obligations under this Agreement.

                C. The organization of Accessor Funds and the conduct of the business of the Fund as contemplated by this Agreement, materially complies, and shall at all times materially comply, with the requirements imposed upon Accessor Funds by applicable law.

       17. Representations,  Warranties  and Agreements  of  Manager.   Manager
represents, warrants and agrees that:

                A. The Manager acts as an "investment adviser," as that term is defined in Section 2(a)(20) of the 1940 Act, pursuant to a Management Agreement with Accessor Funds.

                B. The   appointment of   the  Money  Manager   by  the  Manager
        to provide the investment services as contemplated hereby has been approved by the Board.

                C. The Manager is registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

        18. Representations, Warranties and Agreements of Money Manager. The Money Manager represents, warrants and agrees that:

                A. The Money Manager is registered as an "investment adviser" under the Advisers Act; or it is a "bank" as defined in Section 202(a)(2) of the Advisers Act or an "insurance company" as defined in
        Section 202(a)(12) of the Advisers Act and is exempt from registration thereunder.

                B. The Money Manager will maintain, keep current and preserve on behalf of Accessor Funds, the records identified in Exhibit B, in the manner required by such Exhibit. The Money Manager agrees that such records (other than those required by No. 4 of Exhibit B) are the property of Accessor Funds and will be surrendered to Accessor Funds promptly upon request. The Money Manager may retain copies of any records surrendered to the Accessor Funds.

                C. The Money Manager will adopt or has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, will provide to Accessor Funds a copy of the code of ethics and evidence of its adoption, and will make such reports to Accessor Funds as required by Rule 17j-1 under the 1940 Act. The Money Manager has policies and procedures sufficient to enable the Money Manager to detect and prevent the misuse of material, nonpublic information by the Money Manager or any person associated with the Money Manager, in compliance with the Insider Trading and Securities Fraud Enforcement Act of 1988.

                D. The Money Manager will notify Accessor Funds of any changes in the membership of its partnership or in the case of a corporation in the ownership of more than five percent of its voting securities, within a reasonable time after such change.

         19. Amendment. This Agreement may be amended at any time, but only by written agreement among the Money Manager, the Manager and the Fund, which amendment, other than amendments to Exhibits A and B, must be approved by the Board in the manner required by the 1940 Act.

        20. Effective Date; Term. This Agreement shall become effective for the Fund on the effective date set forth on page 1 of this Agreement, and shall continue in effect until the termination date set forth on page 1 of this Agreement. Thereafter, the Agreement shall continue in effect for successive annual periods only so long as its continuance has been specifically approved at least annually (a) by a vote of a majority of the Board or (b) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund for which the Money Manager acts as money manager, and in either case by a majority of the directors who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as directors of Accessor Funds) cast in person at a meeting called for purposes of voting on the Agreement.

        21. Termination. This Agreement may be terminated, without the payment of any penalty, by the Board, the Manager, the Money Manager or by the vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Fund for which the Money Manager acts as money manager, upon 60 days' prior written notice to the other parties hereto. Any such termination shall not affect the status, obligations or liabilities of any party hereto to any of the other parties that accrued prior to such termination.

        22. Applicable Law. To the extent that state law shall not have been preempted by the provisions of any laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Washington.


ACCESSOR FUNDS, INC.                ACCESSOR CAPITAL MANAGEMENT LP
                                    By Bennington Management Associates, Inc.
                                    Its Managing General Partner

BY:/s/J. Anthony Whatley, III       BY:/s/J. Anthony Whatley, III
   J. Anthony Whatley, III             J. Anthony Whatley, III
   President                           President and Principal Executive Officer
DATE:                               DATE:



Accepted and agreed to:

CHICAGO EQUITY PARTNERS LLC


By:/s/Patrick C. Lynch
   Patrick C. Lynch
   Senior Vice President, Treasurer
DATE:


EXHIBITS:         A.       Operational Procedures (including Schedules 1 and 2).
                  B.       Recordkeeping Requirements.
                  C.       Fee Schedule.
                  D.       Benchmark Index

                                    EXHIBIT A

                             OPERATIONAL PROCEDURES

        The Money Manager shall abide by certain rules and procedures in order to minimize operational problems. The Money Manager will be required to have various records and files (as required by regulatory agencies) at its offices. The Money Manager will have to maintain a certain flow of information to The Fifth Third Bank ("Fifth Third"), the accounting agent and the custodian bank, for Accessor Funds.

        The Money Manager will be required to furnish Fifth Third with daily information as to executed trades. Fifth Third should receive this data no later than the morning following the day of the trade. The necessary information should be transmitted via facsimile machine or electronic transmission to Fifth Third. Upon receipt of brokers' confirmations, the Money Manager or Fifth Third will be required to notify the other party if any differences exist. The reporting of trades by the Money Manager to Fifth Third must include the following:

        o       Name of the Fund of Accessor Funds as to which trade relates
        o       Whether purchase or sale
        o       Security name
        o       Number of shares or principal amount
        o       Price per share or bond
        o       Commission rates per share or bond, or if a net trade
        o       Executing broker
        o       Trade date
        o       Settlement date
        o       If security is not eligible for DTC (Purchase only)

        When opening accounts with brokers for Accessor Funds, the account should be a cash account. No margin accounts are to be maintained. The broker should be advised to use Fifth Third's Institutional Delivery ("ID") system number to facilitate the receipt of information by Fifth Third. If this procedure is followed, DK problems will be held down to a minimum and additional costs of security trades will not become an important factor in doing business. Delivery and receipt instructions are attached as Schedule 1.

        The Money Manager will also be required to submit to Fifth Third a daily trade authorization form signed by two authorized individuals prior to settlement date. A list of authorized persons with specimen signatures must be sent to Fifth Third (see Schedule 2). The authorization will contain information on which Fifth Third can rely to either accept delivery or deliver out of the account securities as per each trade by the Money Manager. A preprinted form will be supplied to the Money Manager by Accessor Funds, or the Money Manager may use an equivalent form acceptable to Fifth Third and Accessor Funds.

                             SCHEDULE 1 TO EXHIBIT A

Mailing Instructions and Delivery Instructions:

Confirmation Instructions (Copy of Broker Advice):

        MAILING ADDRESS:  (to be used w/trade confirmations)

        Fifth Third Bank, N.A.
        Attn:  Custody Operation
        Mail Drop 1090F2
        38 Fountain Square Plaza
        Cincinnati, OH  45263
        Portfolio # 010033141306

                For the account of Accessor Funds, Inc.
                GROWTH Portfolio

        STREET ADDRESS:

        Fifth Third Bank, N.A.
        Attn:  Custody Operation
        Mail Drop 1090F2
        38 Fountain Square Plaza
        Cincinnati, OH  45263

        NOMINEE NAME:             AGEN & Co

        NOMINEE TAX ID:           __________________

        DTC NOMINEE Name:         CEDE & Co.

Delivery Instructions:

        Depository Trust Company (DTC)            #10016 Agent Bank I.D.
                                                  # 2116 DTC Participant #
                                                  #11153 Institution No.  (Note:
                                                      If you have your own
                                                      Institution number,
                                                      substitute that number for
                                                      Fifth Third's)
                                                   Portfolio #010033141306

        New York Office:        Commercial Paper (all Ineligible DTC Securities)

                                CHEMICAL  BANK
                                A/C STATE STREET BANK & TRUST
                                4 NEW YORK PLAZA
                                RECEIVE  WINDOW - GROUND FLOOR
                                NEW YORK, NY 10004
                                FFC: FIFTH THIRD BANK - A/C #QF02

                                VS. payment (Fed Funds or Commercial Paper Only)

All physical deliveries of Corporate Bonds and other non-eligible DTC items should be delivered as follows:

                                CHEMICAL  BANK
                                A/C STATE STREET BANK & TRUST
                                4 NEW YORK PLAZA
                                RECEIVE  WINDOW - GROUND FLOOR
                                NEW YORK, NY 10004
                                FFC: FIFTH THIRD BANK - A/C #QF02

All Government Issues:        Deliver through Federal Reserve Bank to:
                              Federal Reserve Eligible Securities through Fed
                              Cincinnati
                                ABA#042000314/Fifth Cin/1050
                                FFC:  Accessor Growth Portfolio A/C#010033141306

                              Repurchase Agreements through Fed Cincinnati
                                ABA#042000314/Fifth Cin/1040
                                FFC:  Accessor Growth Portfolio A/C#010033141306

                           (VS Payment Federal Funds)

PTC Eligible Securities:        Fifth Third Bank
                                A/C FIFTH
                                F/A/O Accessor Growth Portfolio
                                A/C #010033141306

Cash:

        Receiving Bank          ABA # 042000314
        Information             Further Credit to: #010033141306
                                Fifth Third Bank
                                Fifth Third Center
                                Cincinnati, OH 45263

        Beneficiary             BNF =Mutual Funds
        Information             DDA#71575856

Foreign Holdings:

         Please contact Tim Maul at Fifth Third Bank (Phone: (513) 744-7091) to obtain delivery instructions.

                             SCHEDULE 2 TO EXHIBIT A

                     Example of Authorized Signature Letter

                        (To Be Typed on Your Letterhead)

[DATE]



Fifth Third, Inc.
MD 1090 F1
Fifth Third Center
Cincinnati, OH  45263

Attention:  Accessor Funds, Inc.

Re:     Persons Authorized to Execute Trades For Growth Fund

The  following   individuals   are   authorized  to  execute  and  report  trade
instructions on behalf of the Growth Fund. Should there be any changes to the list of authorized persons, we will notify you immediately of those changes.

                NAME                              SIGNATURE




Sincerely yours,




[Money Manager]

                                    EXHIBIT B

                    RECORDS TO BE MAINTAINED BY MONEY MANAGER

1*. A record of each brokerage order, and all other portfolio purchases and sales, given by the Money Manager or on behalf of the Fund for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

        A.   The name of the broker,

        B. The terms and conditions of the order, and of any modification or cancellation thereof,

        C.   The time of entry or cancellation,

        D.   The price at which executed,

        E.   The time of receipt of report of execution, and

        F. The name of the person who placed the order on behalf of the Fund (Rule 31a-1(b)(5) and (6) of the 1940 Act).

2*. A record for each fiscal quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to brokers or dealers was made, and the division of brokerage commissions or other compensation on such purchase and sale orders. The record:

        A.   Shall include the consideration given to:

            (i)  the sale of shares of the Fund

            (ii) the supplying of services or benefits by brokers or dealers to:

                 (a)    The Fund,
                 (b)    The Manager (Accessor Capital Management),
                 (c)    Yourself (i.e., the Money Manager), and
                 (d)    Any person other than the foregoing

            (iii) Any   other   considerations   other   than  the   technical
                  qualifications of the brokers and dealers as such.

        B.   Shall show the nature of the services or benefits made available.

        C. Shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.

        D. The identities of the persons responsible for making the determination of such allocation and such division of brokerage commissions or other compensation (Rule 31a-1(b)(9) of the 1940
             Act).


3*. A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities (Rule 31a-1(b)(10) of the 1940 Act) and such other information as is appropriate to support the authorization.**

4*. Such accounts, books and other documents as are required to be maintained by registered investment advisers by rule adopted under
        Section 204 of the Advisers Act, to the extent such records are necessary or appropriate to record the Money Manager's transactions with the Fund. (Rule 31a-1(f) of the 1940 Act).

5. All accounts, books, records or other documents that are required to be maintained pursuant to the 1940 Act, the Advisers Act, or any rule or regulation thereunder, need only be retained by the Money Manager as required under such laws, rule or regulations. Any other account, book, record or other document that is required to be maintained by the Money Manager pursuant to this Exhibit B need only be maintained for five years after the date of its creation.

------------------
*       Maintained as property of the Fund pursuant to Rule 31a-3(a) of the 1940
        Act.

** Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendations, i.e., buy, sell, hold) and any internal reports or portfolio manager reviews.

                                    EXHIBIT C

                                MONEY MANAGER FEE

         The following compensation of the Money Manager for its services under the Agreement shall be calculated and paid by Accessor Funds (except that no such fees shall be paid to the Manager as to any portion of the Fund for which it acts as money manager). For purposes of calculating the Money Manager's fees, commencement of investment operations for the Account shall be considered to be March 15, 2000.

         Fees will be calculated and paid after the end of each calendar quarter at one-fourth of an annual percentage rate as described in the following paragraph and in the table below applied to the average daily net assets of the Account. The net assets of the Account are determined by including receivables and deducting payables. Expenses beyond the control of the Money Manager including, but not limited to, fees payable to Accessor Funds' Custodian, Accounting Agent and Transfer Agent, fees of accountants, legal fees and expenses allocable to the Fund are not included as payables of the Account, but expenses within the control of the Money Manager including, but not limited to, brokerage commissions are included in determining the net assets of the Account.

        For the first five complete calendar quarters of management of the Account by the Money Manager, Accessor Funds will pay the Money Manager on a monthly basis at the following annual fee rates, applied to the average daily net assets of the Fund.

 Basic Fee                 Fund Management Fee                        Total
  0.10%                          0.10%                               0.20%

         Commencing with the sixth calendar quarter of management by the Money Manager for the Account, Accessor Funds will pay the Money Manager based on the schedule below as applied to the average daily net assets of the Fund.

                            Average Annual                              Annual
                       Performance Differential                      Performance
Basic Fee               vs. Benchmark Index                              Fee

0.10% plus     Greater than or equal to 2.00%                           0.22%
               Greater than or equal to 1.00% and Less Than 2.00%       0.20%
               Greater than or equal to 0.50% and Less Than 1.00%       0.15%
               Greater than or equal to 0.00% and Less Than 0.50%       0.10%
               Greater than or equal to -0.50% and Less Than 0.00%      0.05%
               Less Than -0.50%                                         0.00%

        The Account's performance differential versus the benchmark index is recalculated at the end of each calendar quarter based on the Account's performance during all calendar quarters since commencement of management by the Money Manager for the Account through the next preceding calendar quarter, so that the performance fee, although measured on an average annual rate of return basis, covers all prior quarters except that of the immediately preceding quarter. Commencing with the 14th calendar quarter of management by the Money Manager for the Account, the Account's average annual performance differential will be recalculated based on the Account's performance during the preceding 12 calendar quarters (other than the immediately preceding quarter) on a rolling basis.

        For purposes of calculating the performance of the benchmark index, Accessor Funds, the Manager and the Money Manager agree to accept the calculation provided by the publisher of the index or another mutually acceptable source. For purposes of calculating the performance differential versus the benchmark index, the investment performance of the Account for any period, expressed as a percentage of its net asset value per share at the beginning of such period, is equal to the sum of: (i) the change in the net asset value per share of the Account during such period; (ii) the value of the Account's cash distributions per share accumulated to the end of such period; and (iii) the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period. For this purpose, the value of distributions per share of realized capital gains, or dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains, shall be treated as reinvested in shares of the Account at the net asset value per share in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes. The investment record of the benchmark index for any period shall mean the sum of: (i) the change in the level of the index during such period; and (ii) the value, computed consistently with the index, of cash distributions made by companies whose securities comprise the index accumulated to the end of such period; expressed as a percentage of the index level at the beginning of such period. For this purpose cash distributions on the securities which comprise the index shall be treated as reinvested in the index at least as frequently as the end of each calendar quarter following the payment of the dividend.

                                    EXHIBIT D

                                 BENCHMARK INDEX

                                   May 1, 2000

Fund                                             Index
-----                                            ------
Growth                                           S&P/BARRA Growth Index